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EXHIBIT 10.29

                            JANEX INTERNATIONAL, INC.
                                  615 HOPE ROAD
                               EATONTOWN, NJ 07724

                                                              August 18, 2000

Futech Interactive Products, Inc.
2999 N. 44th Street, Suite 225
Phoenix, AZ  85018-7247
Attn:  Vincent W. Goett, Chief Executive Officer

Ladies and Gentlemen:

         This letter is to notify you that Janex International, Inc., after due consideration from its management and Board of Directors, hereby exercises its right to withdraw from the transaction contemplated by the Asset Purchase Agreement dated July 12, 2000.

                                          Sincerely,

                                          S/ Dan Lesnick

                                          Daniel Lesnick
                                          President


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                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

     THIS AGREEMENT is made as of the 12 day of July, 2000, by and between Futech Interactive Products, Inc., an Arizona corporation ("SELLER"), and Janex International, Inc., a Colorado corporation ("BUYER").

                                R E C I T A L S:

     A. Seller owns and operates a business (the "BUSINESS") which, among other things, owns and licenses to third parties certain intellectual property rights and manufactures, markets, distributes and sells toys, games, books, stationery and other products under the tradename "Futech Interactive Products."

     B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Business and the assets of the Business, free and clear of debts other than as called for below, all in accordance with the terms and conditions set forth below (the "TRANSACTION").

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   T E R M S:

1. PURCHASE AND SALE. Seller hereby agrees to sell to Buyer, and Buyer agrees to purchase from Seller, free and clear of debts other than as called for below, the following (collectively the "ASSETS") (the assets identified on EXHIBIT 1 attached hereto (the "EXCLUDED ASSETS") are not included in the assets sold pursuant to this Agreement).

          1.1 All furniture, fixtures, vehicles, machinery and equipment used in connection with the operation of the Business (other than that leased under the Equipment Leases (defined below)), including but not limited to the assets identified on EXHIBIT 1.1 attached hereto (all of the foregoing are collectively referred to below as the "FIXED ASSETS").

          1.2 All notes receivable, accounts receivable, prepaid items, supplies and all other property currently used by Seller in connection with the operation of the Business.

          1.3 All finished and unfinished goods, work-in-process, inventories, and materials of Seller.

          1.4 All of Seller's interest in the leases identified on EXHIBIT 1.4 attached hereto (the "EQUIPMENT LEASES.")

          1.5 All rights to the trade names "Futech Interactive Products" and any and all other trade names used by Seller in connection with the Business, along with any and all trademarks, service marks, logos and designs relating hereto, including all internet domain names used in the Business. As soon as practicable after the Closing, Seller will change its corporate name to eliminate the use of any of the names transferred to Buyer.

          1.6 Any and all deposits associated with the operation of the Business, including but not limited to all deposits on leases, insurance contracts transferred to Buyer, utility deposits and license deposits.

          1.7 All of Seller's books and records (or copies thereof), computer programs, software, drawings, financial and tax information (or copies thereof), and all customer and vendor files.

          1.8 The contracts and other accounts which remain unperformed as of the Closing, and which are listed on EXHIBIT 1.8 attached hereto.


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          1.9  The other contracts, licenses, accounts and other general intangibles currently held by Seller, and which are listed on EXHIBIT 1.9 attached hereto.

          1.10 All patents, copyrights, trade secrets, customer and supplier lists, promotional materials, and other intangible rights used in connection with the operation of the Business, including but not limited to those described on EXHIBIT 1.10 attached hereto.

          1.11 The phone numbers and all phone and other advertising associated with the Business.

          1.12 All warranties and all warranty claims of Seller.

          1.13 The oKID.com website (the "WEBSITE"), all software rights relating thereto, all graphics rights and artwork rights relating thereto, including all original artwork and all copies thereof, all rights to the animated characters appearing on the Website, and all licenses and other agreements with third parties relating to the Website

          1.14 All rights to the trade name "oKID" and all names used for animated characters appearing on the Website, along with any and all trademarks, service marks, logos and designs relating hereto, including all internet domain names used in connection with the Website.

          1.15 All of Seller's internet addresses used by the Website.

          1.16 All other assets of the Business, including but not limited to those identified on EXHIBIT 1.16 attached hereto.

     2.   PURCHASE PRICE AND MANNER OF PAYMENT.

          2.1 The purchase price for the Assets shall, subject to adjustments as described below, be and be payable as follows:

               2.1.1 Twenty Thousand Eight Hundred Twenty Three Dollars ($20,823.00), which amount has already been paid by Buyer (Seller acknowledges receipt of said funds).

               2.1.2 An amount up to One Hundred Twenty Nine Thousand One Hundred Seventy Seven Dollars ($129,177.00), as necessary for Seller to pay Seller's legal fees for Seller's bankruptcy proceedings, payable as required by Seller's bankruptcy counsel. Said amount, and the amount described in Section 2.1.1 above, are fully refundable until approval of the Transaction by the bankruptcy court. Upon such approval, said amounts shall automatically become non-refundable except in the event of Seller's default under this Agreement.

               2.1.3 Twenty Million (20,000,000) shares of Buyer's common stock. Buyer will use Buyer's best efforts to register said shares under the Securities Act within 150 days after the Closing.

          Notwithstanding the foregoing, if the publicly traded price of Buyer's common stock is not at least $1.00 per share on the date of the Closing, and said stock does not reach said price (adjusted as necessary to take into account transactions such as stock splits) within twenty-four (24) months thereafter, then Buyer shall issue additional shares of Buyer's common stock to Seller, as soon as is practicable after the date which is twenty-four (24) months after the date of Closing, and the number of shares to be so issued shall be calculated as follows: divide (x) the difference between (i) $20,000,000.00 and (ii) the highest publicly traded closing price of Buyer's common stock during the 24 month period from the Closing through the date which is 24 months thereafter, times the 20,000,000 shares of stock issued pursuant to this Section (including the value of all splits and other rights relating


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          thereto), by (y) the publicly traded closing price on the date which is 24 months after the date of the Closing.

          Seller agrees, and will confirm said agreement by executing one or more documents so confirming, in form and with content acceptable to Buyer, that: (A) the stock to be issued under this Agreement will be a restricted security, issued pursuant to one or more exemptions to the registration requirements of the Securities Act; (B) Buyer's obligation to issue the stock is subject to Buyer determining to Buyers' satisfaction that these transactions are in compliance with the Securities Act and all other applicable federal and state laws; and (C) Seller will execute such documents as are necessary and/or appropriate to insure compliance with applicable federal and state laws. Buyer obtaining documentation as to the foregoing shall be a condition to the obligation of Buyer to close the Transaction, or to issue the stock.

          2.2  The purchase price shall be allocated in accordance with EXHIBIT
     2.2 attached hereto.

          2.3 The purchase price includes assumption of liabilities as set out in Section 3 below.

     3.   LIABILITIES.

          3.1 Buyer at the Closing will assume only the following of Seller's obligations (the assumed obligations being referred to in this Agreement as the "ASSUMED LIABILITIES"):

               3.1.1 Seller's obligations to U.S. Bank, not to exceed in the aggregate however the sum of $10,000,000.00. As part of the consideration for this transaction and for Buyer assuming the U. S. Bank debt, the open account debt owing by Buyer to Seller as of the Closing (in the approximate amount of $1,645,000.00) will as of the Closing, without additional documentation or consideration being required, be and be deemed for all purposes to be fully paid and forever discharged.

          3.2  All liabilities of Seller other than those identified in
     Section 3.1 above shall be and remain the obligations of Seller, and Seller shall indemnify, defend and hold Buyer harmless from and against any and all such liabilities. Without limiting the generality of the foregoing, it is expressly understood and agreed that Buyer is not assuming any tort liability, any environmental liability, any contractual liability for contracts not disclosed to and agreed upon by Buyer, or any liability to or for employees or employee benefits. The indemnities set forth in this Section shall survive the Closing.

          3.3 Buyer may offset against the purchase price any and all liabilities associated with the Business which are not expressly assumed by Buyer but which Buyer pays. The parties understand and agree that Buyer has no obligation to pay any debt of Seller, other than as expressly called for in Sections 3.1.1 of this Agreement.

          3.4 Seller will, to the extent requested by Buyer, deliver to Buyer prior to the Closing, estoppel letters or certificates, in form acceptable to Buyer, from the lessors under the Equipment Leases.

          3.5 Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any and all liabilities, claims, expenses and other costs arising from Seller's operations of the Business prior to the Closing, except as expressly assumed by Buyer pursuant to this
     Section 3. Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any and all liabilities, claims, expenses or other costs arising from Buyer's operations of the Business from and after the Closing. The indemnities set forth in this Section shall survive the Closing.


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     4.   INTERIM EVENTS. Seller agrees that Seller will take no action prior to the Closing, other than in the ordinary course of Business, which would or might have a material adverse effect upon the financial condition of Seller, and no benefits will be paid or incurred to shareholders, officers, or directors of Seller between the date hereof and the Closing, other than as is consistent with past activities and practices. Seller will use Seller's best efforts to preserve for Buyer the present relationships of Seller with Seller's employees, customers and others having business relations with Seller.

     5. CONDITIONS TO CLOSING. Buyer's obligation to close the Transaction shall be conditioned upon (each of the conditions may be waived by Buyer in writing only):

          5.1 Buyer obtaining from the lessors of the Equipment Leases their consents to the transfer of those leases to Buyer on terms acceptable to Buyer;

          5.2 Buyer having obtained, or having obtained the appropriate consents or approvals to the assignment of, all permits, licenses and contracts necessary to continue the operations of the Business;

          5.3 Seller having maintained the Assets in the same condition as of the date of this Agreement (subject to ordinary wear and tear only);

          5.4 Seller having conducted the Business diligently and substantially in the same manner as prior to the execution of this Agreement and not having entered into any contract, commitment or transaction not in the usual and ordinary course of business;

          5.5 The operations of the Business not having changed in a material and adverse manner between the date of this Agreement and the date of Closing;

          5.6 There being no governmental investigations or suits pending or threatened with respect to the operations of the Business, except as may otherwise be agreed to in writing by Buyer;

          5.7 Approval for the Transaction by the Board of Directors and the shareholders of Buyer;

          5.8 Buyer's approval of an appraisal of Seller's intellectual property rights, with Seller to obtain and pay the costs of that appraisal;

          5.9 Buyer's approval of Seller's most recent Financial Statements prior to the Closing;

          5.10 Buyer obtaining for use by Buyer, based solely upon the strength of the assets of the Business, revolving credit lines and other debt instruments satisfactory to Buyer;

          5.11 Buyer obtaining from the lenders under the debts to be assumed by Buyer under this Agreement their consents to the transfer of those debts to Buyer on terms acceptable to Buyer;

          5.12 Approval of the Transaction by the Bankruptcy Court for Seller's bankruptcy; and

          5.13 Approval by the shareholders of Buyer of an amendment to Buyer's governing documents authorizing an increase in the authorized number of shares of stock of Buyer to 125,000,000.

     6. CLOSING. The closing of the Transaction (the "Closing") shall occur within eleven (11) days after approval of the Transaction by the bankruptcy court, but in any event by _________, 2000 at 10:00 a.m. M.S.T. at the Business. The Transaction shall be consummated without the use of an independent escrow company.

     7.   RESTRICTIVE COVENANTS.


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               (a)  Seller agree not to, without the prior written consent of
          Buyer, which consent may be withheld for any or no reason, for a period of 3 years following the Closing, directly or indirectly, own, manage, operate, control, be employed by, participate in, render services to, make loans to, or be connected in any manner with the ownership, management, operation, or control of any business located within the United States of America, in any business competitive with the Business (which shall be deemed to include all business operations, publishing, manufacturing, and/or distributing books, toys or games, or electronic or other parts or components thereof).

                    In the event of any actual or threatened breach of the provisions of this Section, Buyer shall be entitled to an injunction restraining the actual or threatened breach. The parties further agree that should there be a violation of the provisions of this Section, the violating party shall be liable to Buyer for, in addition to amounts pursuant to other remedies available against that party, two
          (2) times the greater of the amount of profit earned by the violating party as a result of the violation and the amount of profit which would have been earned by Buyer from the activities causing the violation had Buyer conducted said activities, plus interest on said greater amount calculated at eighteen percent (18%) per annum from the date of the violating activities until paid, as liquidated damages for only Buyer's loss of potential profits. Nothing in this paragraph shall be construed as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach, including pursuing a recovery for damages.

               (b) Seller shall not at any time, without the prior written consent of Buyer, which consent may be withheld for any or no reason, disclose, in any fashion other than as required in the day to day affairs of Buyer, to any person or entity: (i) the names of customers of Buyer or the Business, or the names of other persons or entities having business dealings with Buyer or the Business, or (ii) any of the business methods or confidential information of Buyer or the Business, including but not limited to its customer lists, prospective customers, customers purchasing habits, customer contact personnel, marketing and servicing techniques, financial matters, sales and marketing systems and methods, marketing development and business expansion plans and projections, personnel training and development programs, customer and supplier relationships, and trade secrets.

               (c) Seller shall not, at any time within two (2) years after the Closing, without the prior written consent of Buyer, which consent may be withheld for any reason or no reason, directly or indirectly induce, encourage or solicit or assist any person who was or is employed (whether as an employee or as an independent contractor) by the Business during the two years preceding the Closing, to leave the employ of the Business.

               (d) The parties acknowledge and agree that the restrictions contained herein, including but not limited to the time period and geographical area restrictions, are fair and reasonable and necessary for the successful operation of the Business, that violation of any of them would cause irreparable injury, and that the restrictions contained herein are not unreasonably restrictive of any party's ability to earn a living. If the scope of any restriction in this
          Section is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and all parties hereto consent and agree that such scope shall be modified judicially or by arbitration in any proceeding brought to enforce such restriction. The parties hereto acknowledge and agree that remedies at law for any breach or violation of the provisions of this Section would alone be inadequate, and agree and consent that temporary and permanent injunctive relief may be granted in connection with such violations, without the necessity of proof of actual damage, and such remedies shall be in addition to other remedies and rights the parties may have at law or in equity. The parties agree that no party shall be required to give notice or post any bond in connection with applying for or obtaining any such injunctive relief.

               (e) The parties acknowledge and agree that the covenants in this Section shall be construed as an agreement independent of any other provision of this Agreement, so that the existence of any claim or cause of action by Seller against Buyer, whether predicated on this Section or otherwise, shall not constitute a defense to the enforcement of this Section.


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          8.   DUE DILIGENCE INVESTIGATION. Buyer shall have until the Closing
     (the "Due Diligence Period") in which to conduct any due diligence investigations, including UCC-1 searches, which Buyer may deem necessary or appropriate to ascertain the financial viability and value of the Business. Throughout the Due Diligence Period, Buyer (and its agents) shall have the right to inspect: (i) all books, records and computer systems maintained by Seller, in order to authenticate and audit all financial information provided to Buyer, (ii) all equipment and machinery used in the Business to verify that it is in an acceptable state of repair, (iii) all agreements to which Seller is a party, and (iv) all facilities and physical operations of Seller, including facilities warehousing inventory. Seller shall provide access to Seller's federal and state income tax returns, sales tax returns, financial statements (internal and those issued to third parties), personal property tax returns, and all other governmental filings, for the three previous years, for the purpose of conducting due diligence investigations. Buyer may, in Buyer's sole discretion, terminate this Agreement at any time prior to the Closing for any reason deemed appropriate by Buyer (but this provision does not effect the non-refundable character of the amounts described in Sections 2.1.1 and 2.1.2 above, as called for in Section 2.1.2 above).

          Buyer and its representatives will further have the authority to communicate with Seller's creditors, debtors, suppliers, agents and employees. Seller agrees to aid Buyer and its representatives in Buyer's investigations and evaluations of the Business and the Assets, and to provide whatever information and documents Buyer reasonably deems necessary or appropriate to the making of an informed decision regarding the Transaction.

          9.   ACCESS TO CUSTOMER FILES AND OTHER RECORDS. For a period of three
     (3) years following the Closing, where there is a legitimate purpose not injurious to Buyer, or if there is an audit by any taxing authority, other governmental inquiry, or litigation or prospective litigation, to which Seller is or may become a party, then Seller shall be granted access, at reasonable times and after reasonable notice, to all customer files and other records transferred to Buyer pursuant to this Agreement.

          10. REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants as follows, as of the date hereof and as of the date of the
     Closing:

               10.1 AUTHORITY. As of the date of execution of this Agreement, and subject to approval of the bankruptcy court, Seller has the power and authority to enter into and perform its obligations under this Agreement, the Board of Directors of Seller has recommended and resolved that the Transaction is to move forward subject to shareholder approval, and the Board of Directors of Seller have authorized and ratified the execution and delivery of this Agreement. As of the Closing, all of the foregoing are true, and the Board of Directors of Seller has approved of the documents herein required to consummate the Transaction.

               10.2 FINANCIAL INFORMATION. Seller has furnished Buyer with true, correct and complete copies of Seller's financial statements and other books and records relating to the operation of the Business, which statements fairly present the financial condition of the Business as of their respective dates.

               10.3 TAXES. All federal and state income, excise, franchise, payroll, property, sales, and other tax returns required to be filed by or with respect to the Business (except returns not yet due) have been filed, are complete and accurately reflect in all material respects all matters therein required to be reflected, and all taxes shown on such returns to be due, and any assessments received by Seller with respect thereto, have been paid in full. Seller shall pay all such future taxes relating to periods prior to the Closing, when and as the same shall become due and payable. Seller shall provide Buyer with such certificates and other evidence of payment of all taxes due in connection with the Assets and the Business as Buyer shall request.

               10.4 LIENS. All property to be transferred by Seller to Buyer pursuant to this Agreement is, at the time of this Agreement, or will be at the Closing, free and clear of any and all liens and encumbrances, other than as called for in Section 3.1.1 above.


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               10.5 LICENSES. Seller has any and all licenses, permits, and contracts necessary and/or appropriate to operate the Business in the manner in which the Business is currently operated.

               10.6 HAZARDOUS MATERIALS. The Business has not dealt in any manner with any hazardous or toxic materials or waste.

               10.7 COMPLETE DISCLOSURE. Seller has disclosed to Buyer all facts and papers which would or might be important to Buyer in making the decision to purchase the Business as called for in this Agreement.

               10.8 JUDGMENTS AGAINST SELLER AND/OR BUSINESS. Neither Seller nor the Business is under any governmental investigation, no such investigation has been threatened, and there are no judgments against Seller, the Business or the Assets.

               10.9 COMPLETE SALE. The assets to be transferred under this Agreement are all of the assets used by Seller in the operation of the Business, other than the Excluded Assets.

               10.10 ASSETS IN GOOD CONDITION. Each of the Assets which is a tangible asset is and will be at the Closing in good working order and condition.

               10.11 DISCLOSURE MATERIALS. The financial condition of the Business is at least as favorable as presented in the financial information, including tax returns and financial statements, and books and records provided by Seller to Buyer. Those materials and the other materials disclosed to Buyer are true, complete and accurate in all respects, and fairly represent the information they purport to provide. All the information disclosed, as a whole, does not contain any statement that, as of the date hereof, or as of the Closing, is false or misleading, and does not omit to state any material fact (i) necessary to make the statements made, in light of the circumstances under which they were made, not false or misleading, or (ii) necessary to provide Buyer with complete and accurate information as to the assets and financial standing of the Business.

               10.12 DEFAULTS. There are no defaults or events with which the giving of notice or the passage of time would constitute defaults under any document under which Seller is obligated, including but not limited to the Equipment Leases.

               10.13 VENDOR ACCOUNTS. Seller will use Seller's best efforts to cause a transfer to Buyer of all of Seller's supplier and other vendor accounts without adverse changes in the account terms.

               10.14 OUTSTANDING LIABILITIES. Seller's liabilities are not paid current. Payment of Seller's debt are subject to Seller's bankruptcy filing.

               10.15 INVENTORY. Seller's inventory is useable and in good condition, with not more than 1% thereof being obsolete, and all of the inventory is owned by Seller, none of it being held by Seller on consignment.

               10.16 LOSSES. There are no unrealized or anticipated losses on any commitment or contract of Seller.

               10.17 PATENTS. There is no litigation pending or threatened with respect to the patents of Seller, there is no outstanding order, judgment, decree or stipulation affecting the validity or enforceability of said patents, there exits no outstanding notices of infringement given by Seller regarding the patents, there are no pending interferences or other contested proceedings pending, or that are in the process of being instituted, in the United States Patent Office or in the courts, relating to said patents, and, to the best knowledge of Seller, none of Seller's patents are being presently infringed.

               10.18 RECEIVABLES. All accounts receivable arose in the regular course of business, and, to the best knowledge to Seller, are collectable and subject to no defenses or counterclaims.


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The representations and warranties in this Section shall survive the Closing of the Transaction.

     11. SELLER'S CORPORATE NAME. At the Closing, Seller will deliver to Buyer appropriate executed originals of an Amendment to Seller's Articles of Incorporation changing Seller's corporate name to a name which does not contain the words "Futech Interactive Products" and is not a deceptively similar name. Such executed documents shall be in the number and in such form as are acceptable for filing with the Arizona Corporation Commission, and shall be accompanied by Seller's check in the appropriate amount necessary for filing and publishing said documents.

     12. EXPENSES. Each party shall bear its own expenses in completing the Transaction. "Expenses" shall mean any expense of any nature incurred in connection with the Transaction, including without limitation attorneys' fees, accounting fees, filing fees and other costs.

     13. BROKERAGE COMMISSIONS. Seller shall be solely responsible for the payment of any and all brokerage fees or commissions in connection with the Transaction and shall indemnify and hold harmless Buyer from and against any liabilities or claims incurred in connection with such fees or commissions.

     14. GOVERNING LAW; JURISDICTION. The U.S. bankruptcy courts shall have the sole and exclusive jurisdiction and venue in any case or controversy arising under this Agreement or by reason of this Agreement.

     15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, but may not be assigned by Seller.

     16. ENTIRE AGREEMENT; TERMINATION OF PRIOR AGREEMENTS. Except as otherwise set forth herein, this Agreement constitutes the entire agreement between the parties which respect to the subject matter hereof, and supersedes all prior understandings, if any, with respect thereto. The parties acknowledge and agree that certain documents existed prior to this Agreement relating to the purchase by Buyer from Seller of certain assets, and the parties hereby agree that all of said documents, including all amendments thereto, are hereby terminated in their entirety.

     17. FURTHER ASSURANCES. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as any party may reasonably require to consummate, evidence, or confirm any agreement contained herein in the manner contemplated hereby.

     18. MODIFICATION. Any modification or waiver of any term of this Agreement, including a modification or waiver of this term, must be in writing and signed by the parties to be bound by the modification or waiver.

     19. SEVERABILITY. In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal, or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts hereof shall remain in full force and effect as fully as though such invalid, illegal or unenforceable portion had never been a part of this Agreement.

     20. COUNTERPARTS, FACSIMILE SIGNATURES. This Agreement may be executed by the parties in one or more counterparts, and any number of counterparts signed in the aggregate by the parties shall constitute a single instrument. The parties authorize and agree to accept facsimile signatures in counterparts to this Agreement, and that said facsimile signatures shall for all purposes be binding upon the parties as if the same were original signatures.

     21. ATTORNEY'S FEES. Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement, or of any provision hereof, or for a declaration of rights hereunder, the prevailing party(s) of such action or proceeding shall be entitled to receive from the other involved party or parties all costs and expenses, including


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attorneys' fees and expert witness fees incurred by the prevailing party(s) in connection with such action or proceeding.

     22. NOTICES. Any notice or communication given under the terms of this Agreement ("Notice") shall be in writing and shall be delivered in person or mailed by certified mail, return receipt requested, in the United States Mail, postage pre-paid, addressed as follows:

                    If to Seller:    Futech Interactive Products, Inc.
                                     2999 North 44th Street, Suite 225
                                     Phoenix, Arizona 85018

                    If to Buyer:     Janex International, Inc.
                                     615 Hope Road, Building 1
                                     Eatontown, New Jersey 07724

or at such other address as a person may from time to time designate by Notice hereunder. Notice shall be effective upon delivery in person, or if mailed, at midnight on the third business day after the date of mailing.

     23. PARAGRAPH TITLES AND HEADINGS. The titles and headings of sections of this Agreement are for the convenience of reference only, and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement, and shall not affect the construction of any provision of this Agreement.

     24. MISCELLANEOUS. The parties agree that each party and its counsel have reviewed and revised this Agreement, or had an opportunity to review and revise this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement or any amendments or exhibits hereto. In the event of default by Seller hereunder, Buyer shall, in addition to its other remedies under this Agreement and in law or equity, be entitled to specific performance of Seller's obligations under this Agreement. The parties do not intend to confer any benefit upon any person, firm, or corporation other than the parties hereto. No representation or warranty herein may be relied upon by any person not a party to this Agreement. The Exhibits attached hereto are incorporated into and are part of this Agreement. The parties agree that the Assets and the Business as a going concern constitute unique property, that there is no adequate remedy at law for the damage which might be sustained for the failure of a party to this Agreement to consummate the Transaction, and, accordingly, that each party hereto shall be entitled to the remedy of specific performance to enforce such consummation. The parties agree that time is of the essence of each and every provision of this Agreement.

     DATED the date first hereinabove written.

               SELLER:   Futech Interactive Products, Inc.,
                         an Arizona corporation

                         By: S/VINCENT W. GOETT
                             -------------------------
                         Vincent W. Goett, Interim CEO

               BUYER:    Janex International, Inc.,
                         a Colorado corporation

                         By: S/DAN LESNICK
                             -------------------------
                             Dan Lesnick, President



LIST OF EXHIBITS:
Excluded Assets                                                        1
List of Specific Furniture, Fixtures and Equipment                     1.1
Assumed Leases                                                         1.4
Unperformed Contracts                                                  1.8
General Intangibles                                                    1.9
List of Specifically Included Intellectual Property Rights             1.10
List of Specifically Listed Other Assets                               1.16




Purchase Price Allocation                                              2.2


The Registrant will provide copies of any Exhibit upon request.

                                    EXHIBIT 1

                                (EXCLUDED ASSETS)

                        (Included Assets - see attached)

1.   Property Leases (Wisconsin and Phoenix)

2.   Golden Books Family Entertainment License

3.   Hasbro Winner Circle License

4.   Just Toys, Inc. Jellabies License

                                   EXHIBIT 1.1

              (LIST OF SPECIFIC FURNITURE, FIXTURES AND EQUIPMENT)

                                 (SEE ATTACHED)

                                   EXHIBIT 1.4

                                (ASSUMED LEASES)

                                 EQUIPMENT ONLY

                                   EXHIBIT 1.8

                             (UNPERFORMED CONTRACTS)

                                       N/A

                                   EXHIBIT 1.9

                              (GENERAL INTANGIBLES)


                                       N/A

                                  EXHIBIT 1.10

          (LIST OF SPECIFICALLY INCLUDED INTELLECTUAL PROPERTY RIGHTS)

                                  EXHIBIT 1.16

                   (LIST OF SPECIFICALLY LISTED OTHER ASSETS)

1.   Seller's cash.

                                   EXHIBIT 2.2

                           (PURCHASE PRICE ALLOCATION)

                                 (SEE ATTACHED)



     Furniture, fixtures and equipment                   Note #1

     Inventory                                           $_________

     Accounts Receivable                                 Note #2

     Goodwill                                            The Balance


     Note 1: ____________________.

     Note 2: The net face amount of the accounts receivable acquired, as of the Closing.